Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As independent certified public accountants, we hereby consent to incorporation of our report, dated January 10, 2002, on the financial statements of DataHand Systems, Inc., included in this Form 10-KSB.


/s/ Mark Shelley

Shelley Intl., CPA

Mesa, Arizona

January 15, 2002